                                                                     EXHIBIT 5.1


                               CENDANT CORPORATION
                               9 West 57th Street
                            New York, New York 10019



                                                        December 8, 2000

Cendant Corporation
9 West 57th Street
New York, New York 10019

                      Re: Cendant Corporation Registration
                                 Statement on Form S-8
                          --------------------------------------

Ladies and Gentlemen:

     I am Senior Vice President, Law of Cendant Corporation, a Delaware corporation (the "Company"), and am rendering this opinion in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on the date hereof with the Securities and Exchange Commission (the "Commission"). The Company is filing this Registration Statement in order to register deferred compensation obligations of the Company up to $20,000,000 which represents unsecured obligations to pay deferred compensation in the future in accordance with the Cendant Corporation 2001 Savings Restoration Plan (the "Plan").

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

     In connection with rendering this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of the following documents: (i) the Plan; (ii) the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof;
(iii) the By-Laws of the Company; (iv) resolutions of the Executive Committee of the Board of Directors of the Company; and (v) such other certificates, instruments and documents as I considered necessary or appropriate for the purposes of this opinion.

     In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

     I am admitted to the Bars of the State of New York and New Jersey, and I do not express any opinion as to the law of any jurisdiction except for the General Corporation Law of the State of

Delaware.

     Based upon the foregoing, I advise you that, in my opinion, when issued in accordance with the provisions of the Plan, the deferred compensation obligations are valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, however, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

                                                    Very truly yours,



                                                    Eric J. Bock